UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2015

CRESTWOOD EQUITY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 2550 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 519-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On January 16, 2015, grants of phantom unit awards were made to the following named executive officers with the approval of the board of directors of our general partner:

Name	Number of CEQP Phantom Units
Robert Phillips	96,102
Heath Deneke	52,858
Joel Lambert	46,429
Joel Moxley	46,429

Each phantom unit entitles the holder thereof to receive upon vesting one common unit in Crestwood Equity Partners (the “Partnership”) granted pursuant to the Crestwood Equity Partners LP Long Term Incentive Plan (the “Plan”) and a phantom unit award agreement (the “Phantom Unit Agreement”). The Phantom Unit Agreements provide for vesting to occur at the end of three-years following grant (or, if earlier, upon the named executive officer’s termination without “cause” or due to death or disability or the named executive officer’s resignation for “employee cause” (each, as defined in the Phantom Unit Agreement). In addition, the Phantom Unit Agreements provide for distribution equivalent rights with respect to each phantom unit which are paid in additional phantom units of the Partnership and settled in common units upon vesting of the underlying phantom units.

The description above does not purport to be complete and is subject to, and qualified in its entirety by reference to the terms of the Phantom Unit Agreements, a form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Phantom Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD EQUITY PARTNERS LP

	By:	Crestwood Equity GP LLC, its General Partner

Date: January 23, 2015	By:	/s/ Joel C. Lambert
Joel C. Lambert
Senior Vice President, General Counsel and Corporate Secretary

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